UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12.

Bow River Capital Evergreen Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear [Name]:

The Bow River Capital Evergreen Fund has some exciting news to share.  On May 21, 2026, the Board of Trustees of the Fund determined that merging Bow River Advisers LLC (the Investment Adviser for the Fund) with Apogem Capital LLC (“Apogem”) would serve the best interests of the Fund and its shareholders.

You will soon be receiving proxy materials for the Special Meeting of Shareholders, slated for August 31st, at which shareholders are being asked to approve a new investment management agreement between the Fund and NYLIM and a new sub-advisory agreement with Apogem, in connection with this transaction.

Please note, there are no changes to the investment team or the day-to-day management of the Fund - the Fund’s current portfolio management will continue to manage the Fund but will do so as employees of Apogem. The Fund’s investment objective, principal investment strategies and policies, risks and fundamental policies will also remain unchanged.

There will also be no changes in the Fund’s aggregate fees as a result of the transaction.

A brief summary of the proposals and more information can be found HERE. Full detail can be found in the statement, which is available HERE.

ACTION REQUIRED! We need your vote!

We would greatly appreciate your assistance in casting your vote promptly. Early participation helps ensure shareholder voices are heard and reduces follow-up outreach from the Fund’s proxy solicitation firm, Okapi Partners LLC. Please note that shareholders who have not voted may receive follow-up phone calls or emails from Okapi Partners LLC. Once shareholders cast their vote, they will no longer receive any further communications regarding this meeting.

Depending on how you hold your shares, you may be able to vote in one of the following ways:

EASY VOTING OPTIONS:

1.	Shareholders who have enrolled in e-delivery will receive an email from BowRiver@OkapiPartners.com or ID@ProxyVote.com that includes a link to the proxy statement and a voting link with which to easily vote your shares. The whole process takes less than 30 seconds.

2.	Shareholders who have elected to receive materials by mail will receive the proxy statement, proxy card and business reply envelope and may vote using any of the methods listed on the Voting Card enclosed in the package, which include internet, phone and mail options.

3.	Shareholders may vote over the phone by calling Okapi Partners LLC, toll-free, at 844-343-2643. Representatives are available Monday through Friday from 9:00 a.m. to 8:00 p.m. Eastern Time.

4.	Shareholders may vote by sending an email to BowRiver@OkapiPartners.com with your full name, street address, and the direction they would like to vote on the proposals (For, Against, Abstain).

Voting electronically or by phone only takes a couple of minutes and every vote is important.

Please feel free to call me with any questions you have about the proposals or if you have questions about how to vote your shares.

As always, please feel free to reach out to me with any questions.

Thank you for your support of the Fund!

Jeremy Held

President

Bow River Capital Evergreen Fund

Dear [Name]:

The Bow River Capital Evergreen Fund has some exciting news to share.  On May 21, 2026, the Board of Trustees of the Fund determined that merging Bow River Advisers LLC (the Investment Adviser for the Fund) with Apogem Capital LLC (“Apogem”) would serve the best interests of the Fund and its shareholders.

Apogem, through its parent company New York Life Investment Management (“NYLIM”), purchased a 49% stake in Bow River Advisers in 2023 and has been an integral component to the Fund’s success since that time. As part of the merger agreement the Fund’s Board of Directors approved a new investment management agreement between the Fund and NYLIM and a new sub-advisory agreement with Apogem, subject to approval by the Fund’s shareholders.

There will be no changes to the investment team or the day-to-day management of the Fund - the Fund’s current portfolio management will continue to manage the Fund but will do so as employees of Apogem. The Fund’s investment objective, principal investment strategies and policies, risks and fundamental policies will also remain unchanged.

There will also be no changes in the Fund’s aggregate fees as a result of the transaction.

A brief summary of the proposals and more information can be found HERE. Full detail can be found in the statement, which is available HERE.

ACTION REQUIRED!

Each of your clients will be soon be receiving proxy materials that outline the benefits of adding Apogem as well as instructions on how to vote their shares. Depending on how your clients hold their shares, they may be able to vote in one of the following ways:

EASY VOTING OPTIONS:

1.	Shareholders who have enrolled in e-delivery will receive an email from BowRiver@OkapiPartners.com or ID@ProxyVote.com that includes a link to the proxy statement and a voting link with which to easily vote their shares. The whole process takes less than 30 seconds.

2.	Shareholders who have elected to receive materials by mail will receive the proxy statement, proxy card and business reply envelope and may vote using any of the methods listed on the Voting Card enclosed in the package, which include internet, phone and mail options.

3.	Shareholders may vote over the phone by calling Okapi Partners LLC, toll-free, at 844-343-2643. You may also conference Okapi Partners into a call with your client to help facilitate the vote. Representatives are available Monday through Friday from 9:00 a.m. to 8:00 p.m. Eastern Time.

4.	Shareholders may vote by sending an email to BowRiver@OkapiPartners.com with their full name, street address, and the direction they would like to vote on the proposals (For, Against, Abstain).

Voting electronically or by phone only takes a couple of minutes and every vote is important.

Please note that shareholders who have not voted may receive follow-up phone calls or emails from Okapi Partners LLC. Once your clients cast their vote, they will no longer receive any further communications regarding this meeting. Our goal is to minimize outreach to your clients wherever possible. Therefore, we would therefore greatly appreciate your assistance in encouraging clients to vote promptly.

To support your outreach to your clients, a sample email outlining the proposals and voting instructions is available HERE.

Please feel free to call me with any questions you have about the proposals or if you have questions about how to vote your shares.

As always, please feel free to reach out to me with any questions.

Jeremy Held

President

Bow River Capital Evergreen Fund

Exciting Announcement – Integration with Apogem

The Evergreen Team is excited to announce that on May 21, 2026 the Fund’s Board of Directors unanimously approved new investment management agreements for the Fund pursuant to the merger of Bow River Advisers with Apogem, the lower middle market private market investment arm of New York Life Insurance Company. Apogem became a strategic partner to Bow River Advisers in 2023 when they purchased a 49% stake and since that time the synergies between Apogem’s industry leading Fund of Fund platform and our lower middle market Evergreen Fund have been substantial.

Apogem has been one of the leading lower middle market investors for more than three decades with a consistent track record of ranking in the top quartile against its peer group. Since the time of their strategic investment, we have been able to leverage the scale, pricing power, GP network and origination capabilities of Apogem to enhance our investment strategy. In order to further take advantage of these synergies we are excited to announce that we are expanding our relationship by merging our Evergreen business with Apogem.

While there are several advantages to our integration with Apogem - more resources for our investment team, the potential for improved pricing power and access in the market and additional legal, compliance and operational support - importantly there are no changes the team, strategy or investment committee. We also believe our new structure will create meaningful long-term incentives for our investment team.

Bow River Capital, our current parent company, will retain a meaningful economic stake in the Evergreen business and will continue to be a helpful research partner as we integrate with Apogem.

For our investors the integration provides access to the resources, scale and capabilities of one of the industry's most established private markets platforms while preserving the investment philosophy, team and decision-making process that have driven the Fund's success to date.

All Evergreen Fund investors have received a proxy with details about the proposed transaction as well as the timeline for casting votes. As disclosed in the proxy we have scheduled a special shareholder meeting for August 31, 2026 to vote on the proposals included in the proxy.